EXHIBIT 99.1

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Controller
662/680-2330	662/680-2332
BancorpSouth Announces Increase
in Third Quarter Earnings to $0.44 per Diluted Share
Achieves Double-Digit Growth in Net Interest Revenue and Noninterest Revenue
TUPELO, Miss., October 23, 2007/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the third quarter and nine months ended September 30, 2007.
              Highlights of the announcement include:
•	Net income for the third quarter of 2007 of $36.3 million, or $0.44 per diluted share, compared with $23.9 million, or $0.30 per diluted share, for the third quarter of 2006.

•	Total loans and leases, net of unearned income, of $9.1 billion at September 30, 2007, up 16.5 percent from the same date in 2006.

•	An 11.9 percent comparable-quarter increase in net interest revenue to $107.9 million for the third quarter of 2007.

•	Noninterest revenue of $57.9 million for the third quarter of 2007, an increase of 17.6 percent from the same quarter in 2006, including an increase in insurance commission revenue of 9.8 percent.

•	Continued strong credit quality, with minimal exposure in subprime residential mortgages.

•	The opening of two full service banking locations in the St. Louis, Missouri market and the acquisition of Insurance Network of Jonesboro, Arkansas.
Third Quarter 2007 Summary Results
The Company’s net income for the third quarter of 2007 increased 51.8 percent to $36.3 million from $23.9 million for the third quarter of 2006. Net income per diluted share rose 46.7 percent to $0.44 for the third quarter of 2007 from $0.30 for the third quarter of 2006.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, “BancorpSouth produced significant profitable growth for the third quarter of 2007, driven by the double-digit rate of expansion of both our traditional banking business and other noninterest revenue. We again achieved solid organic growth in loans and in insurance commission revenue, even as demand softened relative to the second quarter in both our regional markets and nationally. In spite of the interest volatility associated with the Federal Reserve interest rate cut during the third quarter, as well as market turmoil related to subprime mortgages, we have maintained our net interest margin within a five basis-point range for the last five quarters, our credit quality continues to be strong, and we have minimal exposure to subprime residential mortgages. In addition, our third quarter results also reflected the substantial positive impact of our March 2007 acquisition of

The Signature Bank, further validating the ongoing potential inherent in our multi-faceted growth strategies.”
Net Interest Revenue
Interest revenue for the third quarter of 2007 increased 18.7 percent, or $32.7 million, to $208.0 million from $175.2 million for the third quarter of 2006 and increased 2.7 percent from $202.6 million for the second quarter of 2007. Interest expense increased 26.9 percent, or $21.2 million, to $100.0 million for the third quarter of 2007 from $78.8 million for the third quarter of 2006 and 4.3 percent from $95.9 million for the second quarter of 2007.
The average taxable equivalent yield on earning assets increased to 6.98 percent for the third quarter of 2007 from 6.58 percent for the third quarter of 2006 and 6.94 percent for the second quarter of 2007. The average rate paid on interest bearing liabilities was 3.92 percent for the third quarter of 2007, compared with 3.49 percent for the third quarter of 2006 and 3.86 percent for the second quarter of 2007.
Net interest revenue increased 11.9 percent to $107.9 million for the third quarter of 2007 from $96.4 million for the third quarter of 2006 and increased 1.2 percent from $106.7 million for the second quarter of 2007. Net interest margin was 3.66 percent for the third quarter of 2007 compared with 3.66 percent for the third quarter of 2006 and 3.69 percent for the second quarter of 2007.
“We attribute the substantial growth in net interest revenue for the third quarter of 2007 from the third quarter last year to both the favorable impact of the Signature Bank acquisition and to our ongoing asset/liability management strategies,” said Patterson. “The principal goal of these strategies is to reduce our interest rate risk through active management of our interest bearing liabilities, while primarily funding our loan growth through redeploying capital from maturing investment securities into higher-rate loans. While we continue to work diligently to increase our net interest margin, the 3.66 percent margin for the latest quarter is within the relatively narrow range of 3.64 percent to 3.69 percent that we have produced for the last five quarters. This consistency in the face of significant market pressure from a variety of factors is a tribute to the hard work of people throughout our banking operations.”
Deposit and Loan Activity
Total assets at September 30, 2007 increased 10.6 percent to $13.1 billion from $11.9 billion at September 30, 2006. Total deposits grew 7.4 percent to $10.2 billion at September 30, 2007 from $9.5 billion at September 30, 2006. Loans and leases, net of unearned income, increased 16.5 percent to $9.1 billion at September 30, 2007 from $7.8 billion at September 30, 2006.
Patterson added, “These relatively large year-over-year increases primarily result from the favorable effect of the Signature acquisition, complemented by significant organic growth for the 12 months ended September 30, 2007. On a sequential-quarter basis, our third quarter organic loan growth totaled a solid 1.0 percent. Nonetheless, following sequential-quarter loan growth of 2.6 percent for the second quarter, we believe the trend evident in the slowing rate of growth is consistent with the environment nationally and will continue in the fourth quarter, as well. Total deposits at the end of the third quarter of 2007 declined 2.4 percent from the end of the second quarter of 2007, mainly as a result of the 3.8 percent reduction in savings and other time deposits. This reduction is primarily the result of our continuing asset/liability management initiatives to minimize the impact of interest rate volatility.”

Provision for Credit Losses and Allowance for Credit Losses
For the third quarter of 2007, the provision for credit losses was $5.7 million compared with $2.5 million for the third quarter of 2006 and $7.8 million for the second quarter of 2007. Annualized net charge-offs were 0.13 percent of average loans and leases for the third quarter of 2007 compared with 0.07 percent for the third quarter of 2006 and 0.14 percent for the second quarter of 2007.
Non-performing loans and leases increased 24.8 percent to $31.3 million, or 0.35 percent of loans and leases, at September 30, 2007 from $25.1 million, or 0.32 percent of loans and leases, at September 30, 2006 and 31.1 percent from $23.9 million, or 0.27 percent of loans and leases, at June 30, 2007. The allowance for credit losses was 1.24 percent of loans and leases at September 30, 2007 compared with 1.25 percent of loans and leases at September 30, 2006 and 1.22 percent of loans and leases at June 30, 2007.
Patterson stated, “Our commitment to maintaining strong credit quality has been a core operating principle for this Company for many years. For the third quarter, the increase in our provision for credit losses was primarily driven by loan growth, while our metrics for non-performing loans and annualized net charge offs remained solidly within historic ranges. Because our mortgage lending decisions are based on our conservative lending policies, we continue to have nominal exposure, only approximately $429,000, to the credit issues affecting the subprime residential mortgage market.”
Noninterest Revenue
For the third quarter of 2007, noninterest revenue increased 17.6 percent to $57.9 million from $49.2 million for the third quarter of 2006. These results included a decline in the value of the mortgage servicing asset totaling $3.2 million for the third quarter of 2007 and $3.7 million for the third quarter of 2006. In addition, the Company recorded a gain of $2.4 million in other noninterest revenue for the third quarter of 2007 related to the sale of shares of MasterCard Incorporated.
“We were pleased with the 9.8 percent expansion in insurance commission revenue for the third quarter of 2007 from the third quarter of 2006, which follows five consecutive quarters of double-digit growth,” remarked Patterson. “We believe we have outstanding potential for further growth in our insurance business, both through the long-term rebuilding of the Gulf Coast and throughout the four states in which our insurance business is located. During the third quarter, we enhanced our ability to leverage this potential with the acquisition of Insurance Network, headquartered in Jonesboro, Arkansas. Building on our acquisition of American State Bank headquartered in Jonesboro in the fourth quarter of 2005, Insurance Network will combine with our Little Rock insurance division to increase our penetration of attractive markets in northern Arkansas.”
Noninterest Expense
Noninterest expense increased 7.8 percent to $106.4 million for the third quarter of 2007 from $98.7 million for the third quarter of 2006 and increased 0.4 percent from $105.9 million for the second quarter of 2007. The comparable-quarter growth in noninterest expense is attributable to additional salaries, employee benefits and occupancy expense associated with the opening of new loan production offices and full-service branch bank offices during the 12 months ended September 30, 2007, including two new full-service banking locations opened during the third quarter of 2007 in suburban St. Louis. In addition, the increased expense is related to the launch of insurance operations in Mobile, Alabama in the fourth quarter of 2006 and the acquisitions of Signature, effective March 1, 2007, and Insurance Network on September 1, 2007. The sequential-quarter increase in noninterest expense of 0.4 percent for the third quarter of 2007, following a 0.3 percent sequential increase for the second quarter of 2007, reflects the Company’s continued focus on cost control during the integration of Signature’s operations into BancorpSouth’s.

Income Taxes
Income tax expense was $17.5 million for the third quarter of 2007, a 15.0 percent decrease from $20.6 million for the third quarter of 2006. The decrease is attributable to the recognition of approximately $6.8 million in additional income tax expense during the third quarter of 2006 due to statutory limitations which prevented the recovery of excess taxes paid in prior years. The statute of limitations relating to the amendment of certain prior year tax returns lapsed during the third quarter of 2006.
Capital Management
BancorpSouth repurchased 157,000 shares of its common stock during the third quarter of 2007 under a stock repurchase plan for the repurchase of up to three million shares that commenced on May 1, 2007 and expires on April 30, 2009. BancorpSouth will continue to evaluate additional share repurchase opportunities under this plan. The Company has repurchased approximately 11.9 million shares of its common stock since its original share repurchase program was initiated in 2001.
Summary
Patterson concluded, “Our profitable growth for the third quarter was the combined result of growth strategies and operating philosophies we have implemented for many years. In an environment that has grown more challenging, our results were based on our ability to drive growth through both our traditional banking business and our complementary noninterest based business; to drive growth organically — through new products and services, through cross-sales to existing customers, through new customers in existing or new markets — and to expand our long record of successful acquisitions. The foundation of these growth strategies has always been a conservative, disciplined operating philosophy, focused on strong credit quality, outstanding customer service and steady long-term growth. As in many previous economic cycles, the difficulties and uncertainties affecting the industry today demonstrate the value of this proven long-term approach to expanding our business and shareholder value.”
Conference Call
BancorpSouth will conduct a conference call to discuss its third quarter 2007 results tomorrow, October 24, 2007, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the slowing of loan growth, our potential for growth in our insurance business and repurchases under our common stock repurchase plan.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.1 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 290 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas.

BancorpSouth, Inc.
Selected Financial Data
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$107,916	$96,398	$313,242	$289,548
Provision for credit losses	5,727	2,526	14,925	2,252
Noninterest revenue	57,894	49,234	176,485	155,604
Noninterest expense	106,351	98,661	317,889	293,013

Income before income taxes	53,732	44,445	156,913	149,887
Income tax provision	17,475	20,568	51,198	52,766

Net income	$36,257	$23,877	$105,715	$97,121

Earning per share: Basic	$0.44	$0.30	$1.30	$1.23

Diluted	$0.44	$0.30	$1.30	$1.22

Balance sheet data at September 30:
Total assets			$13,134,317	$11,870,764
Total earning assets			11,958,168	10,747,814
Loans and leases, net of unearned income			9,054,725	7,773,682
Allowance for credit losses			112,134	97,391
Total deposits			10,190,817	9,492,374
Common shareholders’ equity			1,169,739	1,024,609
Book value per share			14.22	12.95

Average balance sheet data:
Total assets	$13,084,787	$11,814,101	$12,781,787	$11,780,102
Total earning assets	11,954,777	10,719,354	11,679,681	10,692,252
Loans and leases, net of unearned interest	8,995,863	7,668,909	8,676,921	7,506,656
Total deposits	10,246,437	9,447,788	10,252,233	9,579,602
Common shareholders’ equity	1,141,295	1,015,658	1,106,907	994,834

Non-performing assets at September 30:
Non-accrual loans and leases			$7,301	$6,289
Loans and leases 90+ days past due			23,158	16,859
Restructured loans and leases			878	1,952
Other real estate owned			10,966	11,808

Net charge-offs as a percentage of average loans (annualized)	0.13%	0.07%	0.12%	0.11%

Performance ratios (annualized):
Return on average assets	1.10%	0.80%	1.11%	1.10%
Return on common equity	12.60%	9.33%	12.77%	13.05%

Net interest margin	3.66%	3.66%	3.67%	3.71%

Average shares outstanding — basic	82,165,256	79,104,471	81,263,864	79,154,443
Average shares outstanding — diluted	82,467,583	79,577,609	81,631,582	79,552,314

BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,		%
	2007	2006	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$273,616	$377,005	(27.42%)
Interest bearing deposits with other banks	18,069	7,231	149.88%
Held-to-maturity securities, at amortized cost	1,706,350	1,684,483	1.30%
Available-for-sale securities, at fair value	1,018,301	1,184,976	(14.07%)
Federal funds sold and securities purchased under agreement to resell	57,000	20,851	173.37%
Loans and leases	9,103,307	7,819,408	16.42%
Less: Unearned income	48,582	45,726	6.25%
Allowance for credit losses	112,134	97,391	15.14%

Net loans and leases	8,942,591	7,676,291	16.50%
Loans held for sale	103,722	76,590	35.42%
Premises and equipment, net	312,832	281,349	11.19%
Accrued interest receivable	101,118	92,099	9.79%
Goodwill	254,587	143,700	77.17%
Other assets	346,131	326,189	6.11%

Total Assets	$13,134,317	11,870,764	10.64%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,687,157	1,753,566	(3.79%)
Interest bearing	3,215,632	2,775,033	15.88%
Savings	705,519	728,168	(3.11%)
Other time	4,582,509	4,235,607	8.19%

Total deposits	10,190,817	9,492,374	7.36%
Federal funds purchased and securities sold under agreement to repurchase	797,177	715,108	11.48%
Short-term Federal Home Loan Bank borrowings	500,000	200,000	150.00%
Accrued interest payable	42,509	37,349	13.82%
Junior subordinated debt securities	163,405	144,847	12.81%
Long-term Federal Home Loan Bank borrowings	141,605	136,096	4.05%
Other liabilities	129,065	120,381	7.21%

Total Liabilities	11,964,578	10,846,155	10.31%
Shareholders’ Equity
Common stock	205,663	197,828	3.96%
Capital surplus	195,323	112,644	73.40%
Accumulated other comprehensive income (loss)	(18,004)	(13,879)	29.72%
Retained earnings	786,757	728,016	8.07%

Total Shareholders’ Equity	1,169,739	1,024,609	14.16%

Total Liabilities & Shareholders’ Equity	$13,134,317	$11,870,764	10.64%

BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Sep-07	Jun-07	Mar-07	Dec-06	Sep-06	Sep-07	Sep-06
INTEREST REVENUE:
Loans and leases	$174,787	$169,717	$153,241	$147,784	$143,712	$497,745	$405,481
Deposits with other banks	316	268	286	217	295	870	612
Federal funds sold and securities purchased under agreement to resell	232	633	2,511	635	609	3,376	4,431
Held-to-maturity securities:
Taxable	17,585	16,962	16,705	16,532	16,107	51,252	46,478
Tax-exempt	2,077	2,044	2,015	2,012	2,017	6,136	5,981
Available-for-sale securities:
Taxable	10,554	10,839	9,592	9,653	10,405	30,985	32,698
Tax-exempt	960	1,010	1,115	1,170	1,215	3,085	3,854
Loans held for sale	1,454	1,082	1,675	1,366	878	4,211	2,987

Total interest revenue	207,965	202,555	187,140	179,369	175,238	597,660	502,522

INTEREST EXPENSE:
Interest bearing demand	22,189	21,992	19,887	16,228	15,514	64,068	43,916
Savings	2,503	2,481	2,383	2,160	2,089	7,367	5,826
Other time	55,728	55,459	51,985	48,585	45,361	163,172	123,785
Federal funds purchased and securities sold under agreement to repurchase	9,151	9,283	7,824	8,940	8,498	26,258	20,949
Other	10,478	6,682	6,393	7,205	7,378	23,553	18,498

Total interest expense	100,049	95,897	88,472	83,118	78,840	284,418	212,974

Net interest revenue	107,916	106,658	98,668	96,251	96,398	313,242	289,548
Provision for credit losses	5,727	7,843	1,355	6,325	2,526	14,925	2,252

Net interest revenue, after provision for credit losses	102,189	98,815	97,313	89,926	93,872	298,317	287,296

NONINTEREST REVENUE:
Mortgage lending	100	5,484	1,779	(820)	41	7,363	6,937
Credit card, debit card and merchant fees	7,667	7,391	6,874	6,793	6,447	21,932	18,988
Service charges	17,281	17,677	15,396	16,262	16,247	50,354	46,861
Trust income	2,487	2,457	2,214	3,703	2,344	7,158	6,685
Security gains, net	7	10	7	4	9	24	36
Insurance commissions	17,542	17,665	19,794	16,146	15,977	55,001	47,139
Other	12,810	9,548	12,295	8,402	8,169	34,653	28,958

Total noninterest revenue	57,894	60,232	58,359	50,490	49,234	176,485	155,604

NONINTEREST EXPENSES:
Salaries and employee benefits	63,269	63,851	63,628	60,178	58,453	190,748	174,402
Occupancy, net of rental income	8,959	8,709	8,463	8,173	8,598	26,131	23,799
Equipment	6,057	6,053	6,026	5,941	5,896	18,136	17,481
Other	28,066	27,315	27,493	25,849	25,714	82,874	77,331

Total noninterest expenses	106,351	105,928	105,610	100,141	98,661	317,889	293,013

Income before income taxes	53,732	53,119	50,062	40,275	44,445	156,913	149,887
Income tax expense	17,475	17,238	16,485	12,202	20,568	51,198	52,766

Net income	$36,257	$35,881	$33,577	$28,073	$23,877	$105,715	$97,121

Net income per share: Basic	$0.44	$0.44	$0.42	$0.35	$0.30	$1.30	$1.23

Diluted	$0.44	$0.43	$0.42	$0.35	$0.30	$1.30	$1.22

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,087,608	$177,093	7.73%
Held-to-maturity securities:
Taxable	1,568,959	17,585	4.45%
Tax-exempt	191,397	3,196	6.62%
Available-for-sale securities:
Taxable	987,901	10,555	4.24%
Tax-exempt	80,696	1,476	7.26%
Short-term investments	38,216	548	5.69%

Total interest earning assets and revenue	11,954,777	210,453	6.98%
Other assets	1,241,511
Less: allowance for credit losses	(111,501)

Total	$13,084,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,178,394	$22,189	2.77%
Savings	715,875	2,503	1.39%
Other time	4,711,683	55,729	4.69%
Short-term borrowings	1,207,633	14,230	4.67%
Junior subordinated debt	163,405	3,342	8.11%
Long-term debt	142,000	2,058	5.75%

Total interest bearing liabilities and expense	10,118,990	100,051	3.92%
Demand deposits — noninterest bearing	1,640,485
Other liabilities	184,017

Total liabilities	11,943,492
Shareholders’ equity	1,141,295

Total	$13,084,787

Net interest revenue		$110,402

Net interest margin			3.66%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.64%

Net interest tax equivalent adjustment		$2,487

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,723,076	$145,396	7.47%
Held-to-maturity securities:
Taxable	1,521,496	16,107	4.20%
Tax-exempt	185,576	3,103	6.63%
Available-for-sale securities:
Taxable	1,124,841	10,406	3.67%
Tax-exempt	102,493	1,869	7.24%
Short-term investments	61,872	904	5.79%

Total interest earning assets and revenue	10,719,354	177,785	6.58%
Other assets	1,193,058
Less: allowance for credit losses	(98,311)

Total	$11,814,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,771,419	$15,514	2.22%
Savings	741,102	2,089	1.12%
Other time	4,236,396	45,361	4.25%
Short-term borrowings	922,735	10,920	4.70%
Junior subordinated debt	144,847	2,968	8.13%
Long-term debt	136,229	1,988	5.79%

Total interest bearing liabilities and expense	8,952,728	78,840	3.49%
Demand deposits — noninterest bearing	1,698,871
Other liabilities	146,844

Total liabilities	10,798,443
Shareholders’ equity	1,015,658

Total	$11,814,101

Net interest revenue		$98,945

Net interest margin			3.66%
Net interest rate spread			3.09%
Interest bearing liabilities to interest earning assets			83.52%

Net interest tax equivalent adjustment		$2,546

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,767,096	$504,470	7.69%
Held-to-maturity securities:
Taxable	1,540,910	51,252	4.45%
Tax-exempt	188,145	9,440	6.71%
Available-for-sale securities:
Taxable	995,567	30,985	4.16%
Tax-exempt	85,934	4,746	7.38%
Short-term investments	102,029	4,246	5.56%

Total interest earning assets and revenue	11,679,681	605,139	6.93%
Other assets	1,208,881
Less: allowance for credit losses	(106,775)

Total	$12,781,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,183,663	$64,068	2.69%
Savings	723,977	7,367	1.36%
Other time	4,678,320	163,172	4.66%
Short-term borrowings	947,498	33,778	4.77%
Junior subordinated debt	159,394	9,765	8.19%
Long-term debt	144,820	6,268	5.79%

Total interest bearing liabilities and expense	9,837,672	284,418	3.87%
Demand deposits — noninterest bearing	1,666,273
Other liabilities	170,935

Total liabilities	11,674,880
Shareholders’ equity	1,106,907

Total	$12,781,787

Net interest revenue		$320,721

Net interest margin			3.67%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.23%

Net interest tax equivalent adjustment		$7,479

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	September 30, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,569,732	$410,681	7.25%
Held-to-maturity securities:
Taxable	1,512,148	46,477	4.11%
Tax-exempt	183,591	9,202	6.70%
Available-for-sale securities:
Taxable	1,174,969	32,698	3.72%
Tax-exempt	109,511	5,930	7.24%
Short-term investments	142,301	5,042	4.74%

Total interest earning assets and revenue	10,692,252	510,030	6.38%
Other assets	1,186,303
Less: allowance for credit losses	(98,453)

Total	$11,780,102

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,926,723	$43,916	2.01%
Savings	752,693	5,825	1.03%
Other time	4,184,075	123,785	3.96%
Short-term borrowings	768,293	24,640	4.29%
Junior subordinated debt	144,847	8,826	8.15%
Long-term debt	136,605	5,983	5.86%

Total interest bearing liabilities and expense	8,913,236	212,975	3.20%
Demand deposits — noninterest bearing	1,716,111
Other liabilities	155,921

Total liabilities	10,785,268
Shareholders’ equity	994,834

Total	$11,780,102

Net interest revenue		$297,055

Net interest margin			3.71%
Net interest rate spread			3.18%
Interest bearing liabilities to interest earning assets			83.36%

Net interest tax equivalent adjustment		$7,508